                                                            EXHIBIT 23(h)(5)(iv)

                              AMENDED AND RESTATED
                          MANAGEMENT SERVICES AGREEMENT

     AGREEMENT, made this 28th day of October, 1997, and amended as of February 18, 1998, and amended and restated as of February 23, 1999, and amended and restated as of November 14, 2001, between ProFunds, a Delaware business trust (the "Trust") and ProFund Advisors LLC, a Maryland limited liability company (the "Manager").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest ("shares") in separate series with each series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust offers shares in the series set forth on Schedule A, attached hereto, as such schedule may be amended from time to time (each referred to hereinafter as a "Fund" and collectively as the "Funds"); and

     WHEREAS, the Trust desires to engage the Manager to provide certain services to the Trust on behalf of the Funds; and

     WHEREAS, the Manager is willing, in accordance with the terms and conditions hereof to provide such services to the Trust on behalf of the Funds;

     NOW THEREFORE, in consideration of the mutual agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

     1.   APPOINTMENT AND DUTIES OF MANAGER
          ---------------------------------

               (a) The Trust hereby employs the Manager to act as manager of the Funds and to perform the services set forth in this Agreement, subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Manager hereby accepts such employment, and undertakes to pay the salaries and expense of all personnel of the Manager who perform services relating to the services it performs hereunder. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

               (b) Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties hereunder with respect to, and shall not, by the execution of this Agreement be responsible for, the management of the Funds' assets or the rendering of investment advice and supervision with respect thereto, or the distribution of shares of the Funds, nor shall the Manager be deemed to have assumed any responsibility hereunder with respect to functions specifically assumed by any administrator, transfer agent, custodian or shareholder servicing agent of the Trust or the Funds.

               (c) Without limiting the generality of the foregoing, the Manager shall provide the services set forth in Schedule B hereto.
                                                  ----------

               (d) In carrying out its responsibilities under this Agreement, the Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Funds as set forth in the Trust's then-current registration statement, applicable provisions of the 1940 Act and the rules and regulations promulgated thereunder and other applicable federal securities laws.

               (e) The Manager shall render regular reports to the Trust as requested by the Board of Trustees, and will, at the reasonable request of the Board, attend meetings of the Board or its validly constituted committees, and will make its officers and employees available to meet with the officers and employees of the Trust to discuss its duties hereunder.

     2.   EXPENSES AND COMPENSATION
          -------------------------

          a)   Allocation of Expenses
               ----------------------

               The Manager shall, at its expense, employ or associate with itself such persons as it believes appropriate to assist in performing its obligations under this Agreement and provide all services, equipment, facilities and personnel necessary to perform its obligations under this Agreement.

               The Trust shall be responsible for all its expenses and liabilities, including compensation of its Trustees who are not affiliated with the Administrator or the Manager or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including for keeping books and accounts and calculating the net asset value of shares of each Fund, transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale the Trust's shares of beneficial interest; expenses of preparing and printing share certificates (if any), prospectuses, shareholders' reports, notices, proxy statements and reports to regulatory agencies; the cost of office supplies; travel expenses of all officers, trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings; organizational expenses; and extraordinary expenses.

          b)   Compensation
               ------------

               For its services under this Agreement, Manager shall be entitled to receive a fee at the annual rate of .15% of the average daily net asset value of each Fund except the Money Market ProFund and .35% of the average daily net asset value of the Money Market ProFund, payable monthly. For the purpose of accruing compensation, the net asset value of the Funds will be determined in the manner provided in the then-current Prospectus of the Trust.

     3.   LIABILITY OF MANAGER
          --------------------

               Neither the Manager nor its officers, directors, employees, agents or controlling person ("Associated Person") of the Manager shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Manager or such Associated Persons in the performance of their duties or from reckless disregard by them of their duties under this Agreement.

     4.   LIABILITY OF THE TRUST AND FUNDS
          --------------------------------

               It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and it has been signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

               With respect to any obligation of the Trust on behalf of any Fund arising hereunder, the Manager shall look for payment or satisfaction of such obligations solely to the assets and property of the Fund to which such obligation relates as though the Trust had separately contracted with the Manager by separate written instrument with respect to each Fund.

     5.   DURATION AND TERMINATION OF THIS AGREEMENT
          ------------------------------------------

               (a) Duration. This Agreement shall become effective on the date
                   --------
          hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect for successive periods of one year thereafter with respect to each Fund so long as such continuance with respect to such Fund is approved at least annually by the Trustees of the Trust by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party.

               (b) Amendment. Any amendment to this Agreement shall become
                   ---------
          effective with respect to a Fund upon approval of the Manager and the Trust.

               (c) Termination. This Agreement may be terminated with respect to
                   -----------
          any Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Manager, in each case of sixty (60) days' prior written notice to the other party. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Manager on behalf of the Trust at the time of such termination. The Manager shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps. In addition, this Agreement may be terminated with respect to one or more Funds without affecting the rights, duties or obligations of any of the other Funds.

               (d) Automatic Termination. This Agreement shall automatically and
                   ---------------------
          immediately terminate in the event of its assignment (as defined in the 1940 Act).

               (e) Approval, Amendment or Termination by Individual Fund. Any
                   -----------------------------------------------------
          approval, amendment or termination of this Agreement by any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding that such action has not been approved by any other Fund.

     6.   SERVICES NOT EXCLUSIVE.
          ----------------------

               The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     7.   MISCELLANEOUS
          -------------

               (a) Notice. Any notice under this Agreement shall be in writing,
                   ------
          addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

               (b) Severability. If any provision of this Agreement shall be
                   ------------
          held or made invalid by a court decision, statue, rule or otherwise, the remainder shall not be thereby affected.

               (c) Applicable Law. This Agreement shall be construed in
                   --------------
          accordance with and governed by the laws of Maryland.

                                    ProFund Advisors LLC, a Maryland limited liability company


ATTEST:                                By: /s/ Michael L. Sapir
       -------------------------          --------------------------------------
                                          Michael L. Sapir
                                          Chairman and Chief Executive Officer

                                          Date: November 14, 2001


                                    ProFunds, a Delaware business trust


ATTEST:                                By: /s/ Michael L. Sapir
       -------------------------          --------------------------------------

                                          Date: November 14, 2001

                               FORM OF SCHEDULE A

                           TO THE AMENDED AND RESTATED
                          MANAGEMENT SERVICES AGREEMENT
                    BETWEEN PROFUNDS AND PROFUND ADVISORS LLC

                                AS OF MAY 1, 2002


Bull ProFund                                     ProFund VP Bull
Mid-Cap ProFund                                  ProFund VP Mid-Cap
Small-Cap ProFund                                ProFund VP Small-Cap
OTC ProFund                                      ProFund VP OTC
Europe 30 ProFund                                ProFund VP Japan
Mid-Cap Value ProFund                            ProFund VP Europe 30
Mid-Cap Growth ProFund                           ProFund VP Mid-Cap Value
Small-Cap Value ProFund                          ProFund VP Mid-Cap Growth
Small-Cap Growth ProFund                         ProFund VP Small-Cap Value
UltraBull ProFund                                ProFund VP Small-Cap Growth
UltraMid-Cap ProFund                             ProFund VP Bull Plus
UltraSmall-Cap ProFund                           ProFund VP UltraBull
UltraOTC ProFund                                 ProFund VP UltraMid-Cap
UltraJapan ProFund                               ProFund VP UltraSmall-Cap
Bear ProFund                                     ProFund VP UltraEurope
UltraBear ProFund                                ProFund VP UltraOTC
UltraShort OTC ProFund                           ProFund VP Bear
Money Market ProFund                             ProFund VP UltraBear
Airlines UltraSector ProFund                     ProFund VP UltraShort OTC
Banks UltraSector ProFund                        ProFund VP Airlines
Basic Materials UltraSector ProFund              ProFund VP Banks
Biotechnology UltraSector ProFund                ProFund VP Basic Materials
Consumer Cyclical UltraSector ProFund            ProFund VP Biotechnology
Consumer Non-Cyclical UltraSector ProFund        ProFund VP Consumer Cyclical
Energy UltraSector ProFund                       ProFund VP Consumer Non-Cyclical
Leisure Goods & Services UltraSector ProFund     ProFund VP Energy
Financial UltraSector ProFund                    ProFund VP Internet
Healthcare UltraSector ProFund                   ProFund VP Leisure Goods & Services
Industrial UltraSector ProFund                   ProFund VP Financial
Internet UltraSector ProFund                     ProFund VP Healthcare
Oil Drilling Equipment & Services UltraSector    ProFund VP Industrial
ProFund                                          ProFund VP Oil Drilling Equipment &
Pharmaceuticals UltraSector ProFund              Services
Precious Metals UltraSector ProFund              ProFund VP Pharmaceuticals
Real Estate UltraSector ProFund                  ProFund VP Precious Metals
Semiconductor UltraSector ProFund                ProFund VP Real Estate
Technology UltraSector ProFund                   ProFund VP Semiconductor
Telecommunications UltraSector ProFund           ProFund VP Technology
Utilities UltraSector ProFund and                ProFund VP Telecommunications
Wireless Communications UltraSector ProFund      ProFund VP Utilities
Asia 30 ProFund                                  ProFund VP Wireless Communications and

UltraDow 30 ProFund                              ProFund VP Money Market
U.S. Government Plus ProFund                     ProFund VP Asia 30
Short OTC ProFund                                ProFund VP U.S. Government Plus
Short Small-Cap ProFund                          ProFund VP UltraDow 30
Rising Rates Opportunity ProFund                 ProFund VP Short OTC
                                                 ProFund VP Short Small-Cap
                                                 ProFund VP Rising Rates Opportunity

PROFUND ADVISORS LLC                              PROFUNDS
a Maryland limited liability company              a Delaware business trust


By:                                                By:
   -------------------------------------              --------------------------
    Michael L. Sapir                                      Michael L. Sapir
    Chairman and Chief Executive Officer           Trustee and Chairman

   Date: May 1, 2002                          Date: May 1, 2002

                                   SCHEDULE B

                               MANAGEMENT SERVICES
                               -------------------

Manager shall provide the following management services:

1. Manager shall provide recommendations to the Trust's Board of Trustees (the "Board") with respect to the selection of third-party service providers ("Service Providers"), and, at the direction of the Board, shall thereafter:

     (a) Negotiate, coordinate and implement the Trust's contractual obligations with such Service Providers;
     (b) Monitor, oversee and review the performance of such Service Providers to ensure adherence to applicable contractual obligations; and
     (c) Prepare reports and presentations to the Board with respect to such Service Providers as requested or as deemed appropriate.

2. In recognition of the fact that the Trust's Transfer Agent interfaces solely with direct shareholders of the Trust, and that the Transfer Agent has no obligation to provide information and/or services to financial intermediaries (including registered investment advisors and other securities professionals, collectively "Financial Intermediaries") that have discretionary authority over Trust shareholder accounts, Manager shall:

     (a) Provide telephone support to Financial Intermediaries from 8 a.m. to 9 p.m. ET;
     (b) Answer investment related questions received from Financial Intermediaries;
     (c) Process and verify telephone transactions received from Financial Intermediaries;
     (d) Research and resolve Financial Intermediary account documentation issues;
     (e)  Handle correspondence received from Financial Intermediaries;
     (f) Mail literature requests to prospective and existing Financial Intermediaries;
     (g)  Assist Financial Intermediaries with tax form questions;
     (h) Assist Financial Intermediaries with establishing shareholder accounts;
     (i) Advise Financial Intermediaries of procedures for changing account options;
     (j)  Provide phone support for Financial Intermediary marketing campaigns;
     (k) Provide, negotiate and implement omnibus fee agreements and shareholder servicing agreements with Financial Intermediaries;
     (l)  Provide voice mail for weekend and after business hours; and
     (m) Engage in any other activities with respect to Financial Intermediaries as the parties may agree from time to time.

3. It is intended that the assets of the Money Market ProFund will be invested in a portfolio (the "Portfolio") having substantially the same investment objective, policies and restrictions as the Money Market ProFund. In addition to its duties hereunder, with respect to the Money Market ProFund, the Manager shall perform the following services:

          (a)  Monitor the performance of the Portfolio.

          (b) Coordinate the relationship of the Money Market ProFund with the Portfolio.

          (c) Communicate with the Board of Trustees of the Money Market ProFund regarding the performance of the Portfolio and the Money Market ProFund.

          (d) Furnish reports regarding the Portfolio as reasonably requested from time-to-time by the Trust's Board of Trustees.

          (e) Perform such other necessary and desirable services regarding the "Master Feeder" structure of the Money Market ProFund as the Trustees may reasonably request from time to time.

4. Make available employees of Manager to serve as officers and Trustees of the Trust, and pay the salaries and expenses of all such officers and Trustees.

5. Perform such other services incident to the Trust's business as the parties may agree from time to time.